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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported)  December 10, 2001


ALTEON INC.
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(Exact Name of Registrant as Specified in Charter)


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Delaware                      001-16043                 13-3304550
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(State or Other Juris-       (Commission         (I.R.S. Employer
diction of Incorporation)    File Number)       Identification No.)


170 Williams Drive, Ramsey, New Jersey                      07446
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(Address of Principal Executive Offices)               (Zip Code)
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Registrant's telephone number, including area code (201) 934-5000


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 (Former Name or Former Address, If Changed Since Last Report)
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 Item 5. Other Events

         On December 10, 2001 Alteon Inc. issued the following press release:

ALTEON ANNOUNCES ISSUANCE OF KEY PATENT COVERING GLUCOSE LOWERING AGENTS, ADDITIONAL PATENT COVERING A.G.E CROSSLINK BREAKERS

     RAMSEY, NEW JERSEY, DECEMBER 10, 2001 - Alteon Inc. (AMEX: ALT) announced today that it has been granted a key patent on a new class of orally available glucose lowering agents (GLA). These compounds significantly lower blood glucose levels and free fatty acids in preclinical models of Type II diabetes. U.S. Patent # 6,326,396 "Glucose and Lipid Lowering Compounds," brings Alteon's total number of U.S. patents to 100.

     Alteon's GLA series is comprised of a lead compound and several analogs. This novel class of drugs has similar therapeutic benefits to glitazone compounds, a class of compounds that has been the focus of other pharmaceutical companies because of its beneficial effect on glucose, insulin and triglycerides, yet it does not exhibit the toxicities that have been associated with them. Additionally, the GLA class of agents is chemically distinct from the glitazone compounds and has a different mechanism of action. GLA compounds are under preclinical evaluation at Alteon.

     Another recently issued patent, U.S. Patent # 6,319,934, "Reversing Advanced Glycosylation Crosslinks Using Heterocyclic-Substituted Thiazolium Compounds" expands Alteon's proprietary position in A.G.E. crosslink breaking. A.G.E. Crosslink Breakers offer the possibility of the first therapeutic approach to reverse cardiovascular disease and other age-related disorders by cleaving Advanced Glycosylation End-product (A.G.E.) crosslinks between proteins, thereby restoring flexibility and elasticity to stiffened tissues. Alteon's lead A.G.E. Crosslink Breaker, ALT-711, is in two Phase IIb clinical trials to reverse the stiffening of the arteries that contributes to systolic hypertension. This treatment approach is different from any currently prescribed drug for high blood pressure, or any other in clinical development.

     "These patents are an important step for Alteon as we expand our product pipeline with novel compounds that impact all segments of the A.G.E. Pathway," said Kenneth I. Moch, President and Chief Executive Officer.

     About Alteon

     Alteon is developing several new classes of drugs that reverse or slow down diseases of aging and complications of diabetes. These compounds impact a fundamental pathological process caused by protein-glucose complexes called Advanced Glycosylation End-products (A.G.E.s). The formation and crosslinking of A.G.E.s are an inevitable part of the aging process that lead to a loss of flexibility and function in body tissues, organs and vessels. The company is initially developing therapies for cardiovascular and kidney diseases in older or diabetic individuals.
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     Alteon has created a library of novel classes of compounds targeting the
     A.G.E. Pathway. These include A.G.E. Crosslink Breakers, A.G.E. Formation Inhibitors and Glucose Lowering Agents. The Company's lead A.G.E.

     Crosslink Breaker ALT-711 is being evaluated in the Phase IIb SAPPHIRE clinical trial focused on systolic hypertension, and the Phase IIb SILVER trial in systolic hypertension with left ventricular hypertrophy. The compound is also under Phase I investigation in end-stage renal disease patients undergoing peritoneal dialysis, a patient population that has significant cardiovascular disease. Other A.G.E. compounds are being evaluated for skin aging, as well as additional human indications and animal health. For more information on Alteon, visit the company's web site at www.alteonpharma.com.

                                      # # #

     Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development (including the possibility that early clinical trial results may not be predictive of results that will be obtained in large-scale testing or that any clinical trials will not demonstrate sufficient safety and efficacy to obtain requisite approvals or will not result in marketable products), regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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                                     *******

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Alteon Inc.


                                   By:    /s/ Kenneth I. Moch
                                          -------------------------------------
                                          Kenneth I. Moch
                                          President and Chief Executive Officer

Dated:  December 14, 2001